UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2015

INTERPACE DIAGNOSTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24249	22-2919486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building A
300 Interpace Parkway
Parsippany, NJ 07054
(Address of principal executive offices and zip code)

(862) 207-7800
Registrant's telephone number, including area code

PDI, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

On December 22, 2015, Interpace Diagnostics Group, Inc., formerly known as “PDI, Inc.” (the “Company”), used a portion of the net proceeds from the transactions contemplated by the Asset Purchase Agreement (as defined below) to pay the balance of the outstanding loan in the aggregate principal amount of $20.0 million, and approximately $270,000 of interest accrued but unpaid thereon, under the Credit Agreement, dated October 31, 2014 (the “Credit Agreement”), by and among the Company, SWK Funding LLC (the “Agent”) and the financial institutions party thereto from time to time as lenders, related fees of $1.6 million and expenses in the amount of $11,365. As a result, the Credit Agreement was paid in full and terminated on December 22, 2015.

In connection with the termination of the Credit Agreement, the Guarantee and Collateral Agreement, dated October 31, 2014, by the Company and certain of its subsidiaries in favor of the Agent (the “Senior Guarantee”) was also terminated on December 22, 2015.

Descriptions of the material terms of the Credit Agreement and the Senior Guarantee are set forth in Item 1.01 of the Current Report on Form 8-K filed by the Company on November 3, 2014, which descriptions are incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On December 22, 2015, the Company completed its previously announced sale of substantially all of the assets, the goodwill and ongoing business comprising the Company’s Commercial Services segment (the “Commercial Services Business”) to Publicis Healthcare Solutions, Inc., formerly known as “Publicis Touchpoint Solutions, Inc.” (the “Buyer”), pursuant to the Asset Purchase Agreement, dated as of October 30, 2015, by and between the Buyer and the Company (the “Asset Purchase Agreement”), for an aggregate cash purchase price at the closing of $28,374,182 (the “Closing Purchase Price”), subject to a post-closing working capital adjustment, and the assumption by the Buyer of certain specified liabilities. The Closing Purchase Price includes a $25,467,182 cash payment (the "Base Cash Payment") and an estimated closing date working capital adjustment cash payment. The Closing Purchase Price does not include a cash payment that would have become payable upon the entry prior to the closing by the Company into a binding contract with one of its prospective clients (the “Triggering Event”) because the Triggering Event did not occur, and, as a result and pursuant to the Asset Purchase Agreement, the Buyer did not purchase the portion of the Commercial Services Business that principally relates to the provision of services for multiple non-competing brands for different clients. Under the Asset Purchase Agreement, the Company is also entitled to receive an earn-out payment in 2017 equal to one-third of the 2016 revenues generated by the Commercial Services Business under certain specified contracts and client relationships, less the amount of the Base Cash Payment.

The Company used the net proceeds from the transactions contemplated by the Asset Purchase Agreement to pay the balance of the outstanding loan under the Credit Agreement and related fees, as described further in Item 1.02 of this Current Report on Form 8-K. The Company intends to use the remaining net proceeds to fund its future business activities, including its molecular diagnostics business, and for general working capital purposes.

In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, on December 22, 2015, the Company entered into a transition services agreement with the Buyer, pursuant to which the Company will provide certain services to the Buyer for up to six months following the closing, and a restrictive covenant agreement with the Buyer, pursuant to which, among other things, the Company will be prohibited from competing with the Commercial Services Business until December 31, 2020.

The Asset Purchase Agreement also requires the Company to change its name, and, as a result and as further described in Item 3.03 of this Current Report on Form 8-K, on December 22, 2015, following the closing of the transactions contemplated by the Asset Purchase Agreement, the Company changed its name from “PDI, Inc.” to “Interpace Diagnostics Group, Inc.”

The foregoing description of the Asset Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the Asset Purchase Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 2, 2015.

The Company’s unaudited pro forma condensed consolidated financial statements giving effect to the sale of substantially all of the assets, the goodwill and ongoing business comprising the Commercial Services Business are filed as Exhibit 99.1 hereto.

Item 3.03    Material Modification to Rights of Security Holders.

As further described in Item 5.07 of this Current Report on Form 8-K, at the special meeting of stockholders of the Company (the “Special Meeting”) held on December 22, 2015, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000 and approved, on a non-binding basis, an amendment to the Company’s certificate of incorporation to change the Company’s name from “PDI, Inc.” to “Interpace Diagnostics Group, Inc.”

On December 22, 2015, the Company filed a certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000. The effectiveness of the amendment will not have an immediate effect on the rights of the holders of currently outstanding shares of common stock of the Company, but the Company’s board of directors (the “Board”) will have the authority to issue authorized shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations.

On December 22, 2015, the Company also filed a certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware to change the Company’s name from “PDI, Inc.” to “Interpace Diagnostics Group, Inc.” The change of the Company’s name does not have an effect on the rights of the holders of the Company’s currently outstanding shares of common stock. In connection with the change in the Company’s name, the Company’s shares of common stock listed on the Nasdaq Capital Market, previously trading through the close of business on December 22, 2015 under the ticker symbol “PDII,” commenced trading on the Nasdaq Capital Market under the ticker symbol “IDXG” on December 23, 2015. The Company’s common stock also has a new CUSIP number, 46062X 105.

The foregoing descriptions of the certificates of amendment to the Company’s certificate of incorporation are not complete and are subject to and qualified in their entirety by reference to the certificates of amendment to the Company’s certificate of incorporation, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2015, in connection with the expected closing of the transactions contemplated by the Asset Purchase Agreement, Nancy S. Lurker resigned as President and Chief Executive Officer of the Company and as a member of the Board. Ms. Lurker’s resignation was effective as of December 22, 2015. Ms. Lurker’s resignation from the Board was not due to any disagreement on any matter relating to the Company’s operations, policies or practices. In connection with Ms. Lurker’s resignation, the Company expects to enter into a Severance Agreement and General Release (the “Agreement”) with Ms. Lurker. The Agreement will provide that Ms. Lurker will receive severance benefits consistent with what has previously been disclosed in the Company’s Definitive Proxy Statement on Schedule 14A that the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 23, 2015 (the “Proxy Statement”).

The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement. Upon entering into the Agreement, a Current Report on Form 8-K/A will be filed by the Company to disclose the material terms and conditions of the Agreement and the Agreement will be filed as an exhibit to such Form 8-K/A. A description of that certain Employment Separation Agreement, dated November 12, 2008, between the Company and Ms. Lurker and the Amended Term Sheet, dated March 2011, each as amended by that certain Amendment Agreement, dated December 7, 2015, between the Company and Ms. Lurker, can be found as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on November 18, 2008, Annual Report on Form 10-K filed with the SEC on March 23, 2011 and Current Report on Form 8-K filed with the SEC on December 8, 2015, respectively.

In light of Ms. Lurker’s resignation, on December 21, 2015, the Board appointed Jack E. Stover as Interim President and Chief Executive Officer of the Company, effective as of December 22, 2015. Mr. Stover, age 62, has been a member of the Board since 2005 and previously served as chairman of Audit Committee of the Board (the “Audit Committee”) from 2005 to December 22, 2015. Mr. Stover has been chief executive officer of Zebec Therapeutics LLC (“Zebec”), a clinical stage specialty pharmaceutical company, since April 2014.  Zebec is the successor to Quadrant Pharmaceuticals LLC, which Mr. Stover co-founded and was president and director of from September 2013 to April 2014.  From 2009 to February 2012, Mr. Stover served as the executive chairman of Targeted Nano Therapeutics LLC, a privately held biotechnology company focused on targeted delivery of peptides and proteins.  Mr. Stover was also chairman of the audit committee and a member of the board of directors of Arbios Systems Inc. (NASDAQ: ABOS) from 2005 to 2008 and a member of the board of directors of Influmedix, Inc. from 2010 to 2011.  From 2004 to 2008, he served as chief executive officer, president and director of Antares Pharma, Inc., a publicly held specialty pharmaceutical company listed on the American Stock Exchange.  Prior to that, Mr. Stover was executive vice president and chief financial officer of Sicor, Inc., a publicly held company which manufactured and marketed injectable pharmaceutical products, and which was acquired by Teva Pharmaceutical Industries.  Prior to that, Mr. Stover was executive vice president and director of a proprietary women’s pharmaceutical company, Gynetics, Inc. (“Gynetics”) and before Gynetics, he was senior vice president and director of B. Braun Medical, Inc., a private global medical device and pharmaceutical company.  For more than five years prior to that, Mr. Stover was a partner with PricewaterhouseCoopers (then Coopers and Lybrand), working in the bioscience industry division in New Jersey.  Mr. Stover received his B.A. in Accounting from Lehigh University and is a Certified Public Accountant.

Mr. Stover serves at the discretion of the Board. There are no family relationships between Mr. Stover and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On December 21, 2015, both Gerald P. Belle, the Chairman of the Board, and John C. Federspiel notified the Company of their respective retirements from the Board, each retirement to be effective as of December 31, 2015. Mr. Belle also retired as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), and Mr. Federspiel also retired as a member of the Compensation & Management Development Committee of the Board (the “Compensation Committee”) and the Nominating Committee. Messrs. Belle’s and Federspiel’s decisions to retire were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 21, 2015, the Board appointed Harry Glorikian as a Class II director whose term expires at the Company’s 2018 annual meeting of stockholders and Joseph Keegan as a Class III director whose term expires at the Company’s 2017 annual meeting of stockholders, each appointment to be effective as of January 1, 2016. Neither of them has yet been assigned to a committee of the Board. The Company will file a Current Report on Form 8-K/A to disclose the committees of the Board, if any, to which Messrs. Glorikian and Keegan are appointed.

Messrs. Glorikian and Keegan will be entitled to the customary compensation arrangements for the Company’s non-employee directors - an annual director’s fee of $40,000, payable quarterly in arrears, and approximately $60,000 in restricted stock units which vest ratably over a three year period. The Company’s Definitive Proxy Statement on Schedule 14A that the Company filed with the SEC on April 30, 2015 describes these arrangements under the heading “Information about the Compensation of our Directors.”

There were no arrangements or understandings between either Mr. Glorikian or Mr. Keegan and any other person pursuant to which either was appointed as a director, and there are no transactions in which either Mr. Glorikian or Mr. Keegan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On December 21, 2015, the Board also appointed Stephen J. Sullivan, a member of the Board since September 2004 and the Chairman of the Compensation Committee, as Chairman of the Board, effective January 1, 2016.

As further described in Item 5.07 of this Current Report on Form 8-K, at the Special Meeting held on December 22, 2015, the Company’s stockholders approved the Company’s Amended and Restated 2004 Stock Award and Incentive Plan (the “Incentive Plan”), which amends the Company’s pre-existing Amended and Restated 2004 Stock Award and Incentive Plan, as amended, to: (i) increase by 2,450,000 shares the number of shares of common stock authorized under the plan and (ii) modify the business criteria upon which the Compensation Committee may establish performance goals for performance awards to employees who the Compensation Committee determines are likely to be covered by Section 162(m) of the Internal Revenue Code of 1986, as amended, relating to the deductibility of performance-based compensation in excess of $1,000,000 per employee by eliminating the business criteria related to the acquisition of new clients, the retention of existing clients, client satisfaction, meeting specified value added and the Company’s financial performance related to affiliates or joint ventures.  The Proxy Statement contains a summary of the material terms of the Incentive Plan under the heading “Proposal No. 2: Approval of Amended and Restated 2004 Stock Award and Incentive Plan.” As of December 22, 2015, a total of 3,158,141 shares of common stock were available for awards under the Incentive Plan.

The foregoing description of the Incentive Plan is not complete and is subject to and qualified in its entirety by reference to the Incentive Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On December 22, 2015, the Company held the Special Meeting to, among other things, consider and vote upon a proposal to authorize the sale by the Company of substantially all of the assets, the goodwill and ongoing business comprising the Company’s Commercial Services Business pursuant to the Asset Purchase Agreement. A total of 16,735,741 shares of the Company’s common stock were entitled to vote as of November 20, 2015, the record date for the Special Meeting, of which 16,417,534 were present in person or by proxy at the Special Meeting.

At the Special Meeting, the stockholders approved the authorization of the sale by the Company of substantially all of the assets, the goodwill and ongoing business comprising the Commercial

Services Business pursuant to the Asset Purchase Agreement. The final voting results of the vote taken at the Special Meeting with respect to the authorization of the sale by the Company of substantially all of the assets, the goodwill and ongoing business comprising the Commercial Services Business pursuant to the Asset Purchase Agreement were as follows:

For	Against	Abstain	Broker Non-Vote
13,272,908	130,452	13,812	3,000,362

At the Special Meeting, the stockholders also considered, voted upon and approved the Incentive Plan (the “Incentive Plan Proposal”). The final voting results of the vote taken at the Special Meeting with respect to the Incentive Plan Proposal were as follows:

For	Against	Abstain	Broker Non-Vote
10,470,015	2,905,207	41,950	3,000,362

At the Special Meeting, the stockholders also considered, voted upon and approved an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 to 100,000,000 (the “Authorized Shares Proposal”). The final voting results of the vote taken at the Special Meeting with respect to the Authorized Shares Proposal were as follows:

For	Against	Abstain	Broker Non-Vote
9,411,768	6,892,744	113,022	0

At the Special Meeting, the stockholders also considered, voted upon and approved, on a non-binding basis, an amendment to the Company’s certificate of incorporation to change the Company’s name from “PDI, Inc.” to “Interpace Diagnostics Group, Inc.” (the “Name Change Proposal”). The final voting results of the vote taken at the Special Meeting with respect to the Name Change Proposal were as follows:

For	Against	Abstain	Broker Non-Vote
15,844,296	425,285	147,953	0

At the Special Meeting, the stockholders also considered and voted upon but did not approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the sale by the Company of substantially all of the assets, the goodwill and ongoing business comprising the Commercial Services Business pursuant to the Asset Purchase Agreement (the “Golden Parachute Proposal”). The final voting results of the vote taken at the Special Meeting with respect to the Golden Parachute Proposal were as follows:

For	Against	Abstain	Broker Non-Vote
4,383,795	8,997,924	35,453	3,000,362

Item 8.01    Other Events.

On December 22, 2015, the Company issued a press release to announce the resignation of Ms. Lurker, the appointment of Mr. Stover as Interim President and Chief Executive Officer, the resignations of Messrs. Belle and Federspiel from the Board and the appointments of Messrs. Glorikian and Keegan to the Board, a copy of which is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

On December 22, 2015, the Company issued a press release to announce the closing of the transactions contemplated by the Asset Purchase Agreement, a copy of which is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

On December 23, 2015, the Company issued a press release to announce that the Company’s shares of common stock commenced trading under the ticker symbol “IDXG” on December 23, 2015, a copy of which is attached as Exhibit 99.4 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(b)    Pro Forma Financial Information

The unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2015 and the unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended September 30, 2015 and for the years ended December 31, 2014 and December 31, 2013 are filed as Exhibit 99.1 hereto and are incorporated herein by reference.

(d)    Exhibits

Exhibit Number	Description
2.1*
Asset Purchase Agreement, dated as of October 30, 2015, by and between Publicis Touchpoint Solutions, Inc. and PDI, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 000-24249; Film No. 151189054) filed with the U.S. Securities and Exchange Commission on November 2, 2015)

3.1	Certificate of Amendment to the Certificate of Incorporation
3.2	Certificate of Amendment to the Certificate of Incorporation
10.1	Amended and Restated 2004 Stock Award and Incentive Plan
99.1
Unaudited pro forma condensed consolidated balance sheet as of September 30, 2015 and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2015 and for the years ended December 31, 2014 and December 31, 2013

99.2	Press Release issued on December 22, 2015
99.3	Press Release issued on December 22, 2015
99.4	Press Release issued on December 23, 2015

*
Certain schedules and attachments referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and attachment will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPACE DIAGNOSTICS GROUP, INC.

By:    /s/ Graham G. Miao
Name: Graham G. Miao
Title: Chief Financial Officer

Date: December 23, 2015

EXHIBIT INDEX

Exhibit Number	Description
2.1*
Asset Purchase Agreement, dated as of October 30, 2015, by and between Publicis Touchpoint Solutions, Inc. and PDI, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 000-24249; Film No. 151189054) filed with the U.S. Securities and Exchange Commission on November 2, 2015)

3.1	Certificate of Amendment to the Certificate of Incorporation
3.2	Certificate of Amendment to the Certificate of Incorporation
10.1	Amended and Restated 2004 Stock Award and Incentive Plan
99.1
Unaudited pro forma condensed consolidated balance sheet as of September 30, 2015 and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2015 and for the years ended December 31, 2014 and December 31, 2013

99.2	Press Release issued on December 22, 2015
99.3	Press Release issued on December 22, 2015
99.4	Press Release issued on December 23, 2015

*    Certain schedules and attachments referenced in the Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and attachment will be furnished supplementally to the U.S. Securities and Exchange Commission upon request.